UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.___)

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TG THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TG THERAPEUTICS, INC.

3 Columbus Circle, 15th Floor

New York, New York 10019

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of TG Therapeutics, Inc. (“TG” or the “Company”), to be held at 10:00 a.m. local time, on Thursday, June 4, 2015, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015, and (iii) approve an amendment to our Amended and Restated 2012 Incentive Plan. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2014 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 24, 2015. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2014 Annual Report, please contact Sean A. Power, our Chief Financial Officer at (212) 554-4484.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael S. Weiss
Michael S. Weiss
Executive Chairman, Interim Chief Executive Officer and President

April 24, 2015

New York, New York

TG THERAPEUTICS, INC.

3 Columbus Circle, 15th Floor

New York, New York 10019

NOTICE OF Annual Meeting OF STOCKHOLDERS

The Annual Meeting of Stockholders of TG Therapeutics, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Thursday, June 4, 2015, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	Elect seven directors for a term of one year;

2.	Ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	Approve an amendment to our Amended and Restated 2012 Incentive Plan; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 13, 2015, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning May 21, 2015, at our offices located at 3 Columbus Circle, New York, New York 10019, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 24, 2015. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2014 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Sean A. Power, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael S. Weiss and Sean A. Power to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sean A. Power
Sean A. Power
Corporate Secretary

April 24, 2015

New York, New York

TG THERAPEUTICS, INC.

3 Columbus Circle, 15th Floor

New York, New York 10019

Phone: (212) 554-4484

Fax: (212) 554-4531

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 24, 2015, to the owners of shares of common stock of TG Therapeutics, Inc. (the “Company,” “our,” “we,” or “TG”) as of April 13, 2015, in connection with the solicitation of proxies by our Board of Directors for our 2015 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 24, 2015, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2014. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Thursday, June 4, 2015, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

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QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q. What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year, (ii) ratifying the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015, (iii) approving an amendment to our Amended and Restated 2012 Incentive Plan, and (iv) transacting any other business that may properly come before the 2015 Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, April 13, 2015, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 47,759,572 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning May 21, 2015, at our offices located at 3 Columbus Circle, New York, New York 10019, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q. What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President, and Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Weiss and/or Mr. Power may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015, and (iii) “FOR” the approval of an amendment to our Amended and Restated 2012 Incentive Plan. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

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Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, Sean A. Power, at our address above;

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q. What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

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Q.  What vote is required to ratify CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. What vote is required to approve an amendment to our Amended and Restated 2012 Incentive Plan?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to our Amended and Restated 2012 Incentive Plan. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.  What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of April 13, 2015, our directors and executive officers owned, or have the right to acquire, approximately 18.6% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 21 for more details.

Q.  Who was our independent public accountant for the year ending December 31, 2014? Will they be represented at the Annual Meeting?

A.	CohnReznick LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2014. We expect a representative of CohnReznick LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.  How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2014, with SEC. The annual report on Form 10-K is also included in the 2014 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Sean A. Power, or by email at info@tgtxinc.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

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CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven members. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael S. Weiss	49	Executive Chairman, Interim Chief Executive Officer and President	2011
Laurence N. Charney	68	Director	2012
William J. Kennedy	70	Director	2012
Mark Schoenebaum, M.D.	42	Director	2012
Yann Echelard	51	Director	2012
Kenneth Hoberman	50	Director	2014
Daniel Hume	48	Director-Nominee	n/a

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

TG has a risk management program overseen by Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President and the Board. Mr. Weiss and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

On December 29, 2011, Opus Point Partners, LLC, (“Opus”), TG Biologics, Inc. (“TG Biologics”) and the Company (and collectively with Opus and TG Biologics, the “Parties”) entered into an Exchange Transaction Agreement (the “Agreement”). On August 2, 2012, the Parties executed an amendment to the Agreement (“Amendment No. 1”) which set the number of members of the board of directors of the Company (the “Board of Directors”) at six, and required the consent of Opus for any increase. Opus has consented to the increase to seven.  Amendment No. 1 also granted Opus the right to nominate three members of the Board of Directors until the later of (x) two years from the Closing Date of the Agreement (as defined therein), or (y) the date on which Opus beneficially owns less than 10% of the Company’s common stock as calculated pursuant to the rules and regulations under Section 13 of the Securities Exchange Act of 1934, as amended. Accordingly, Opus has nominated Mr. Charney, Dr. Kennedy, and Dr. Schoenebaum to the Company’s Board of Directors.

In connection with the Securities Exchange Agreement between the Company and LFB Biotechnologies (“LFB Group”) dated November 9, 2012, LFB Group maintains the right to nominate one member to the Company’s Board of Directors. LFB has nominated the Dr. Echelard as its appointee to the Company’s Board of Directors.

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TG adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on March 2, 2015. During the review, our Board considered relationships and transactions during 2014 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Neil Herskowitz, Laurence Charney, William Kennedy, Mark Schoenebaum, Kenneth Hoberman, and Daniel Hume are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss, 49, has served as TG’s Executive Chairman, Interim Chief Executive Officer and President since December 2011. Mr. Weiss is a co-founder of, and has been a managing partner and principal of Opus Point Partners since 2009. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals, Inc. in 2004. Following the merger, Mr. Weiss remained as CEO of Keryx and grew the company to close to a $1 billion market capitalization company at its peak. While at Keryx, he raised over $150MM in equity capital through public and private offerings, executed a $100MM+ strategic alliance, negotiated multiple Special Protocol Assessments ("SPA") agreements with the FDA and managed multiple large clinical trials. Mr. Weiss also serves as Executive Vice Chairman, Strategic Development for Coronado Biosciences, Inc., a publicly-traded biotechnology company.

Laurence N. Charney, 68,  has served on our Board since April 2012.  Since 2007, Mr. Charney has served as a business strategist and financial advisor to Boards, CEOs and investors. Previously, from 1970 through June 2007, Mr. Charney was a senior audit partner at Ernst & Young, LLP, a registered public accounting firm, retiring as a practice leader in the Americas Quality and Risk Management Group. Mr. Charney currently serves as an executive responsible for quality and professional leadership development for Frankel, Loughran, Starr & Vallone, LLP, CPA’s and as a director and audit committee chairman of Pacific Drilling S.A. and Kenon Holdings LTD, both NYSE registrants. In addition, Mr. Charney previously served as a director and audit committee member of Marvel Entertainment, Inc., Mrs. Fields Original Cookies, XTL Biopharmaceuticals, Ltd., Pure Biofuels, Inc., and Iconix Brand Group, Inc. In addition to his extensive experience on the boards of various corporate entities, Mr. Charney is also active on the boards of several non-profit organizations. Mr. Charney graduated with a B.B.A. degree from Hofstra University and completed the Executive MBA in Business program at Columbia University.

William J. Kennedy, PhD., 70, has served on our Board since April 2012. Dr. Kennedy is a regulatory affairs professional with over 37 years of domestic and international experience. Prior to his retirement, Dr. Kennedy was Vice President for Regulatory Affairs for Zeneca Corporation. Dr. Kennedy has successfully managed the development, preparation, submission and approval of dozens of NDAs and major SNDAs. Dr. Kennedy has helped shape regulatory policy in the United States continuously since 1988, as a member and Chairman of PhRMA's Regulatory Affairs Coordinating Committee, as PhRMA's Chief Negotiator with Congress and FDA for FDAMA, and as the Co-Chairman of PhRMA's PDUFA III Steering Committee. Before joining the pharmaceutical industry, Dr. Kennedy was an Associate Research Professor at Yale Medical School. Dr. Kennedy is the author of several articles and is an often sought after speaker for his insight into the regulatory process. He co-founded the website PDUFADate.com which provides regulatory opinions to the financial community. Dr. Kennedy was the recipient of RAP's prestigious Special Recognition Award in 1998. Dr. Kennedy has been an independent consultant to the pharmaceutical industry since 1999.

Mark Schoenebaum, M.D., 42, has served on our Board since April 2012. Dr. Schoenebaum is a Senior Managing Director and heads ISI’s Health Care Research Team. He is also ISI’s Biotechnology & Pharmaceuticals major analyst. He has been ranked Institutional Investor’s #1 biotechnology analyst for the past nine years. In 2013, his second year competing in the category, Dr. Schoenebaum was also ranked by Institutional Investor as the #1 Pharmaceuticals/Major analyst. In 2013, Mark was inducted into Institutional Investor’s All-America Research Team Hall of Fame, an award given to analysts who have earned at least ten #1 rankings. Prior to joining ISI in 2010, Dr. Schoenebaum spent two years at Deutsche Bank as a Managing Director and Senior Biotechnology Analyst. Prior to that, he held a similar position at Bear Stearns. Dr. Schoenebaum graduated from Indiana University with highest distinction in 1996 with a B.A. and received an M.D. from the Johns Hopkins University School of Medicine in 2000.

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Yann Echelard, 51, has served on our Board since November 2012. Dr. Echelard, President and CEO of rEVO Biologics, has over 25 years of research and biopharmaceutical experience. Dr. Echelard holds a Ph.D. from Université de Montréal, and has completed post-doctoral studies at Ludwig Institute of Cancer Research in Montreal (McGill University). As a visiting scientist at the Roche Institute and at Harvard University (Developmental Biology), he had a key role in the isolation and characterization of the Hedgehog genes, the first identified vertebrate morphogens. From 1994 to 2010, he progressed through various positions of increasing responsibility at Genzyme Transgenics Corporation and at GTC Biotherapeutics, including Vice President of Research and Development. In 1998, he led the scientific team that first performed goat somatic cell nuclear transfer (cloning). Focusing on Corporate Development, Dr. Echelard spearheaded the creation of a collaborative Joint Venture with LFB Biotechnologies in 2006, which was focused on the development of recombinant plasma proteins and monoclonal antibodies. This close collaboration led to the acquisition of GTC Biotherapeutics, Inc. by LFB in December 2010.

Kenneth Hoberman, 50, has served on our Board since December 2014. Mr. Hoberman is currently the Chief Operating Officer and Corporate Secretary of Stemline Therapeutics, Inc. where he was a key member of the founding team. He was instrumental in the company’s financings from early private, including institutional, rounds through the IPO and subsequent follow-on offerings. He has extensive financial, accounting, investor relations, corporate governance and business development experience including M&A, strategic alliances and partnerships both domestic and international. His operational expertise includes regulatory oversight, human resources, manufacturing and clinical development. He was previously Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in the success of the company. He also helped secure multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company’s market capitalization to over $1 billion. He also led the team that originated, in-licensed, and developed Auryxia™ which recently gained FDA approval. He received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University.

Daniel Hume, 48, was nominated for a position on our Board in April 2015.  Mr. Hume is currently a partner in Kirby McInerney, LLP’s  New York office and is a member of the firm's management committee. Mr. Hume's law practice focuses on securities, structured finance, and antitrust litigation and regulation. He joined Kirby McInerney, LLP in 1995. Since then, Mr. Hume has advised corporate, public, and individual clients, including some of the largest institutional investors in the world, and helped them recover billions of dollars in losses throughout the course of his career. His work has earned him assorted honors and recognition, including most recently being named to both the National Law Journal “hot” list and law360 “most feared” list for 2013. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States District Courts for the Southern and Eastern Districts of New York, the United States Court of Appeals for the Second, Fourth, and Fifth Circuits, the Appellate Division of the Supreme Court of the State of New York, First Judicial Department, and the United States Supreme Court. He graduated from the State University of New York at Albany magna cum laude (B.A. Philosophy, 1988) and from Columbia Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law (J.D., 1991).

During 2014, our Board held six meetings and took three actions by unanimous written consent. During 2014, each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2014 Annual Meeting of Stockholders.

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Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Sean A. Power, our Corporate Secretary, at our offices located at 3 Columbus Circle, 15th Floor, New York, New York 10019. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@tgtxinc.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Laurence N. Charney (Chairman), William Kennedy and Neil Herskowitz.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2014. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.tgtherapeutics.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Charney is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Charney’s biography on page 5 for a description of his relevant experience.

The report of the Audit Committee can be found on page 12 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting during the fiscal year ended December 31, 2014. The Compensation Committee currently consists of all independent members of our Board of Directors, with Mr. Herskowitz as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.tgtherapeutics.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2012 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 24, 2015, however, the Compensation Committee had not delegated any such authority. The Board may engage a compensation consultant to conduct a review of its executive compensation programs in 2015. The Committee did not engage a compensation consultant in 2014.

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Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. Our policy describing our director nomination process is available on our website, located at www.tgtherapeutics.com. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Sean A. Power, at our offices located at 3 Columbus Circle, 15th Floor, New York, New York 10019. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

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We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics on our website, located at www.tgtherapeutics.com.

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INDEPENDENT registered public accounting firM FEES AND OTHER MATTERS

CohnReznick LLP, the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2014, and 2013 has served as our independent registered public accounting firm since 2002. We expect a representative of CohnReznick LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of CohnReznick LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of CohnReznick LLP as Our Independent Registered Public Accounting Firm” on page 24 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining CohnReznick LLP’s independence. All proposed engagements of CohnReznick LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2014 and 2013, CohnReznick LLP billed us an aggregate of approximately $165,225 and $159,329, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the audit of internal control over financial reporting as of December 31, 2014, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.

Audit-Related Fees

During the fiscal years ended December 31, 2014 and 2013, we were not billed by CohnReznick LLP for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2014 and 2013, we were not billed by CohnReznick LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2014 and 2013, we were not billed by CohnReznick LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

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Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

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Report of THE Audit Committee

In monitoring the preparation of our financial statements, the Audit Committee met with both management and CohnReznick LLP, our independent registered public accounting firm during the year ended December 31, 2014, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committees). Auditing Standard 16 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of CohnReznick LLP, our independent registered public accounting firm for the year ended December 31, 2014, including the written disclosures made by CohnReznick LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

By the Audit Committee of the Board of Directors

Laurence N. Charney, Chairman

William Kennedy
Neil Herskowitz

Dated March 2, 2015

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OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael S. Weiss	49	Executive Chairman, Interim Chief Executive Officer and President
Sean A. Power	33	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Weiss is presented in connection with “Corporate Governance” beginning on page 4 of this proxy statement.

Sean A. Power, 33, has served as our Chief Financial Officer since December 2011 and also currently serves as the CFO of Opus Point Partners. Mr. Power joined the Company from Keryx Biopharmaceuticals, Inc., where he served as Corporate Controller from 2006 to 2011. During his tenure there, Mr. Power was involved in all capital raising and licensing transactions. He was also responsible for leading Keryx’s compliance with SEC rules and regulations. Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants, where he served as a senior associate. Mr. Power received a B.B.A in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2012, 2013, and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Michael S. Weiss	2014	262,500	4,233,183	—	210,000	—	4,705,683
Executive Chairman,	2013	250,000	1,884,054	—	275,000	—	2,409.054
Interim Chief Executive Officer and President	2012	225,000	11,003,601	—	—	—	11,228,601

Sean A. Power	2014	180,000	157,600	—	50,000	—	387,600
Chief Financial Officer, Treasurer	2013	160,000	287,250	—	85,000	—	532,250
and Corporate Secretary	2012	135,000	2,432,500	—	60,000	—	2,627,500

(1)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2014 for each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Weiss	—	—	—	—	125,000	(1)	1,980,000
	—	—	—	—	1,125,000	(2)	17,820,000
	—	—	—	—	400,000	(3)	6,336,000
	—	—	—	—	86,743	(4)	1,374,009
	—	—	—	—	491,920	(5)	7,792,013
	—	—	—	—	268,603	(6)	4,254,672

Mr. Power	—	—	—	—	50,000	(7)	792,000
	—	—	—	—	262,500	(8)	4,158,000
	—	—	—	—	75,000	(9)	1,188,000
	—	—	—	—	75,000	(10)	1,188,000
	—	—	—	—	10,000	(11)	158,400

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(1)	Restricted stock granted to Mr. Weiss on December 29, 2011. The shares vest as follows: 125,000 on November 15, 2015.

(2)	Restricted stock granted to Mr. Weiss on May 16, 2012, under the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan (“2012 Incentive Plan”). The shares vest as follows: 250,000 on September 15, 2017; 250,000 on June 15, 2018; 250,000 on March 15, 2019; and 375,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) December 15, 2018.

(3)	Restricted stock granted to Mr. Weiss on December 28, 2012, under the 2012 Incentive Plan. The shares vest as follows: 200,000 on March 15, 2017; 100,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) June 15, 2017; and 100,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) June 15, 2017.

(4)	Restricted stock granted to Mr. Weiss on December 28, 2012, under the 2012 Incentive Plan. The shares vest on March 15, 2017.

(5)	Restricted stock granted to Mr. Weiss on December 30, 2013, under the 2012 Incentive Plan. The shares vest as follows: 50% on March 15, 2018; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) September 15, 2018.

(6)	Restricted stock granted to Mr. Weiss on December 30, 2014, under the 2012 Incentive Plan. The shares vest as follows: 25% on January 1, 2018; 25% on January 1, 2019; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) January 1, 2020. This restricted stock grant represents 50% of shares Mr. Weiss is entitled to pursuant to his employment agreement. The remaining 50% will be granted when sufficient shares are available under the Company’s incentive plan.

(7)	Restricted stock granted to Mr. Power on December 29, 2011. The shares vest as follows: 25,000 on each of January 1, 2015 and March 31, 2015.

(8)	Restricted stock granted to Mr. Power on May 16, 2012, under the 2012 Incentive Plan. The shares vest as follows: 50% in equal installments on the 3rd, 4th, and 5th anniversary of the date of grant; 25% on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) December 15, 2014; and 25% on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) January 1, 2015.

(9)	Restricted stock granted to Mr. Power on December 28, 2012, under the 2012 Incentive Plan. The shares vest as follows: 50% on January 1, 2015; 25% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) June 30, 2015; and 25% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $200M greater than the market capitalization on the date of grant and (b) June 30, 2015.

(10)	Restricted stock granted to Mr. Power on December 30, 2013, under the 2012 Incentive Plan. The shares vest as follows: 50% on January 1, 2016; 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) June 30, 2016.

(11)	Restricted stock granted to Mr. Power on December 30, 2014, under the 2012 Incentive Plan. The shares vest in equal installments on the 1st, 2nd, 3rd, and 4th anniversary of the date of grant.

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Employment Agreements

Michael S. Weiss. Mr. Weiss was appointed Executive Chairman, Interim Chief Executive Officer and President of the Company, effective December 29, 2011. Under Mr. Weiss’ employment agreement, Mr. Weiss is to serve as the Company’s Executive Chairman, Interim Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement. Mr. Weiss will receive an annual base salary of $262,500 (which will automatically be reduced by 50% when Mr. Weiss resigns from his interim roles). Mr. Weiss is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Weiss and the Board each year, with a target bonus of 100% of his base salary.

The Company will also grant Mr. Weiss a number of shares of restricted common stock equal to 1.25% of the shares of common stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable as to 25% of the shares on the first anniversary of the respective date of grant, as to 25% of the shares on the second anniversary of the respective date of grant and as to 50% of the shares on the date that the “market capitalization” (as defined in the employment agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target bonus (or 2 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated upon or following a change in control); (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

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Sean A. Power. Mr. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company, effective December 29, 2011. Under Mr. Power’s employment agreement, Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement. Mr. Power will receive an annual base salary of $180,000 and will also be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 33% of his base salary.

The Company will grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and the Board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and the Board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty 30 days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $50,000 annual retainer; and (ii) $10,000 additional retainer for service as Chairman of the Audit Committee. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

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Equity Compensation. Our non-employee directors receive the following equity compensation under the 2012 Incentive Plan.

•	Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board of Directors. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.

•	Annual Stock Grant. Non-employee directors receive a restricted stock award of $75,000 of restricted stock annually for service on our Board of Directors. Such restricted stock will vest on the third anniversary of the date of grant.

2014 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board for all services in all capacities during 2014.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Total ($)
Neil Herskowitz	37,500	74,997	—	112,497
Laurence N. Charney	45,000	74,997	—	119,997
William J. Kennedy	37,500	74,997	—	112,497
Mark Schoenebaum, M.D.	37,500	74,997	—	112,497
Yann Echelard	37,500	74,997	—	112,497
Kenneth Hoberman	2,083	850,000	—	852,083

(1)	Represents cash retainer for serving on our Board and committees of the Board.

(2)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.

During 2014 no option awards were granted to directors.

As of December 31, 2014, the following aggregate number of unvested stock and option awards were held by each of our non-employee directors:

Name	Stock awards (#)	Option awards (#)
Neil Herskowitz	78,823	—
Laurence N. Charney	78,823	—
William J. Kennedy	78,823	—
Mark Schoenebaum, M.D.	78,823	—
Yann Echelard	69,942	—
Kenneth Hoberman	50,000	—

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

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RELATED-PERSON TRANSACTIONS

On January 30, 2012, we entered into an exclusive license agreement with LFB Biotechnologies, GTC Biotherapeutics and LFB/GTC LLC, all wholly-owned subsidiaries of LFB Group, relating to the development of ublituximab (the “LFB License Agreement”). In connection with the LFB License Agreement, LFB Group was issued 5,000,000 shares of common stock, and a warrant to purchase 2,500,000 shares of common stock at a purchase price of $0.001 per share. In addition, on November 9, 2012, we appointed Dr. Yann Echelard to our Board of Directors as LFB Group’s nominee. LFB Group maintains the right to nominate a board member until such time as LFB Group owns less than 10% of the outstanding common stock.

In connection with the LFB License Agreement, LFB maintained the right to purchase at least $750,000 in additional shares of common stock at a purchase price per share as defined in a November 2012 securities exchange agreement. Accordingly, in February 2015, LFB purchased 114,855 shares of our common stock at a price of $6.53 per share for net proceeds of $750,000.

Under the terms of the LFB License Agreement, we utilize LFB Group for certain development and manufacturing services. We incurred approximately $5,200,000 and $6,300,000 in expenses for such services during the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014 and 2013, we had approximately $52,000 and $1,745,000, respectively, recorded in accounts payable related to the LFB License Agreement. In conjunction with the development and manufacturing services discussed above, certain agreements between us and LFB Group require payments in advance of services performed or goods delivered. Accordingly, as of December 31, 2014 and 2013, we recorded $1,886,518 and $1,629,340, respectively, in prepaid research and development for such advance payments.

In March 2014, we entered into a shared services agreement with Opus Point Partners Management, LLC (“Opus”) in which the parties agreed to share a rented facility and costs for certain other services. Michael S. Weiss, our Executive Chairman and Interim Chief Executive Officer, is a Managing Member of Opus. During the year ended December 31, 2014, we incurred expenses of approximately $129,000, principally for rent, related to this agreement. As of December 31, 2014, we had approximately $23,000 recorded in accounts payable related to this shared services agreement.

In connection with the licensing agreement with Ligand Pharmaceuticals Incorporated ("Ligand") for the development and commercialization of Ligand's interleukin-1 receptor associated kinase-4 ("IRAK4") inhibitor technology, Opus Point Partners, LLC, who identified the opportunity and advised us on the transaction, will be entitled to receive a 1% royalty for annual sales up to $1 billion.

On October 3, 2014, we entered into a Desk Space Agreement (the “Desk Agreement”) with Coronado Biosciences, Inc. (“CNDO”), to occupy approximately 40% of the New York, NY office space recently leased by CNDO. This Desk Agreement requires us to pay our respective share of the average annual rent and other costs of the 15 year lease. We approximate we will have average annual rental obligations of $1.1 million. CNDO does not expect to take possession of the space until late 2015 or early 2016. Michael S. Weiss, our Executive Chairman and Interim Chief Executive Officer, is on the board of directors and is Executive Vice Chairman, Strategic Development of CNDO. In connection with the Desk Agreement, we paid $80,000 during the year ended December 31, 2014. Also in connection with this lease, in October 2014 we agreed to pledge $0.6 million to secure a line of credit as a security deposit for the Desk Agreement.

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STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 13, 2015, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of April 13, 2015, there were 47,759,572 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 13, 2015. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Michael S. Weiss (2)	8,389,376	16.7%
Sean A. Power (3)	499,526	1.0%
Neil Herskowitz (4)	80,088	*
Laurence Charney	78,823	*
William Kennedy	78,823	*
Mark Schoenebaum	78,823	*
Yann Echelard	69,942	*
Kenneth Hoberman (5)	69,779	*
All current directors and named executive officers as a group (8 persons) (6)	9,345,180	18.6%

5% Stockholders:
Opus Point Partners, LLC (7)	8,389,376	16.7%
LFB Biotechnologies, S.A.S. (8)	7,614,855	15.1%
RA Capital Management, LLC (9)	3,350,449	6.7%

* Less than 1% of outstanding common stock.

(1)	The address of each of the directors and officers listed is c/o TG Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, New York 10019.

(2)	Includes 2,497,266 shares of unvested restricted common stock, of which 2,362,964 vest on various time-based milestones, and 134,302 of which vest on various corporate milestones. In addition, Mr. Weiss purchased shares in the offering conducted by the Company which closed on December 30, 2011. As a result of that purchase he owns 33,334 warrants to purchase our common stock at $2.25, exercisable for five years. Finally, also included in Mr. Weiss’ beneficial ownership are 4,524,560 shares of our common stock (1,500,000 of which contain restrictions based upon various corporate milestones) issued to Opus Point Partners, LLC, of which Mr. Weiss is a co-founder, managing partner, and principal and beneficially owns a 50% interest.

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(3)	Includes 335,000 shares of restricted common stock, all of which vest on various time-based milestones.

(4)	Includes 265 shares of our common stock issuable upon the exercise of options and warrants.

(5)	Mr. Hoberman purchased shares in the offering conducted by the Company which closed on January 31, 2012. As a result of that purchase he owns 5,556 warrants to purchase our common stock at $2.25, exercisable for five years.

(6)	Includes 39,155 shares of our common stock issuable upon the exercise of options and warrants.

(7)	The address of Opus Point Partners, LLC is 3 Columbus Circle, 15th Floor, New York, New York 10019. Includes 4,524,560 shares of our common stock (1,500,000 of which contain restrictions based upon various corporate milestones) issued to Opus Point Partners, LLC. Also includes shares beneficially owned by Mr. Weiss as outlined in footnote 2 above. Mr. Weiss is a co-founder, managing partner, and principal and beneficially owns a 50% interest in Opus Point Partners, LLC.

(8)	The address of LFB Biotechnologies, S.A.S. is 3 avenue des Tropiques, BP 40305 Les Ulis, 91942 Courtaboeuf Cedex, France. Includes a warrant to purchase up to 2,500,000 shares of our common stock for an exercise price of $0.001 per share.

(9)	The address of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. Share ownership reported above is based on a Form 13G/A filed by RA Capital Management, LLC on February 17, 2015.

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PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Michael S. Weiss, Laurence N. Charney, William J. Kennedy, Mark Schoenebaum M.D., Yann Echelard, Kenneth Hoberman, and Daniel Hume. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF COHNREZNICK LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of CohnReznick LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If CohnReznick LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. CohnReznick LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2015, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP.

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PROPOSAL THREE

APPROVAL OF an amendment to our AMENDED AND RESTATED 2012 INCENTIVE PLAN

Introduction

We are asking our stockholders to approve an amendment to the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan (the “2012 Incentive Plan”). Our 2012 Incentive Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers, employees, directors and consultants. In order to enable us to continue to offer meaningful equity-based incentives, as well as cash-based incentives, to our employees, officers, directors and consultants, our board of directors believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. As a result, on March 2, 2015, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to add 6,000,000 shares to the 2012 Incentive Plan. The share increase is the only change to the 2012 Incentive Plan, a summary of which is provided below. The 2012 Incentive Plan was filed as Exhibit 10.1 to our amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, and the proposed amendment is attached to this proxy statement as Exhibit A.

If the amendment to the 2012 Incentive Plan is approved by our stockholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the amendment is not approved by our stockholders, then the 2012 Incentive Plan will remain in effect as it presently exists.

In addition to requesting stockholder approval of the amendment to the 2012 Incentive Plan, we also are requesting that our stockholders re-approve the material terms of the performance goals contained in our 2012 Incentive Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the tax code. See “Performance Goals” below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under our 2012 Incentive Plan include:

• the employees eligible to receive compensation;

• the description of the measures on which the performance goals may be based; and

• the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed in this proposal three, and stockholder approval of this proposal three constitutes re-approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Background and Number of Shares Requested

In setting the number of proposed shares issuable under our amended 2012 Incentive Plan, the Board considered a number of factors, including historical share usage and future share needs. The following are several factors that you should consider in evaluating the proposal to increase the share reserve under the 2012 Incentive Plan:

•	The 2012 Incentive Plan originally included authorization for 6,000,000 shares. As of the record date, there were 115,166 shares of our common stock remaining available for the grant of equity awards under the 2012 Incentive Plan. The additional 6,000,000 shares requested under the 2012 Incentive Plan, together with the remaining shares under the 2012 Incentive Plan, represent the shares the Company anticipates needing for the next three years under normal circumstances.

•	Although we must manage our share reserve under the possibility that the performance awards will be earned at the maximum level, this will only occur if we achieve the maximum performance under each metric in each award, which is not expected to be the case. Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and stockholder interests of limiting dilution.

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•	Our amended and restated certificate of incorporation authorizes the issuance of 150,000,000 shares of common stock. As of our record date, there were 47,759,572 shares of common stock issued and outstanding, and the closing price of a share of our common stock as of that date was $15.84.

•	As of our record date, the total overhang resulting from the share request, including our outstanding awards under the 2012 Incentive Plan, represents approximately 20% of our fully-diluted common shares outstanding.

Aside from the increase in shares available under the 2012 Incentive Plan, the current proposal does not amend or change any provisions of the 2012 Incentive Plan. However, to enable you to evaluate the proposed share increase, the following is a description of the material terms of the 2012 Incentive Plan.

Summary of the 2012 Incentive Plan

Important Provisions

The 2012 Incentive Plan contains a number of provisions that we believe are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No repricing of stock options or SARs. Our 2012 Incentive Plan prohibits the repricing of stock options or stock appreciation rights, or SARs, without stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•	No liberal change-in-control definition. The change-in-control definition contained in our 2012 Incentive Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•	No award may be transferred for value. Our 2012 Incentive Plan prohibits the transfer of unexercised, unvested or restricted awards to independent third parties for value.

•	Limitation on amendments. No material amendments to our 2012 Incentive Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the plan, or that would diminish the prohibitions on repricing stock options or SARs.

Purpose

The purpose of the 2012 Incentive Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants of the Company and its affiliates, and by providing participants with an incentive for outstanding performance. The 2012 Incentive Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

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Administration

The 2012 Incentive Plan is administered by our Compensation Committee, or at the discretion of the Board from time to time, the 2012 Incentive Plan may be administered by the Board. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2012 Incentive Plan; and make all other decisions and determinations that may be required under the 2012 Incentive Plan.

Eligibility

The 2012 Incentive Plan permits the grant of incentive awards to employees, officers, directors and consultants of the Company and its affiliates as selected by the Compensation Committee. As of the record date, the number of eligible participants is approximately 24. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards

The 2012 Incentive Plan authorizes the granting of awards in any of the following form:

➢	options to purchase shares of the common stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

➢	stock appreciation rights (SARs), which give the holder the right to receive the difference between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

➢	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

➢	restricted or deferred stock units, which represent the right to receive shares of common stock in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

➢	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2012 Incentive Plan may be granted in the form of a performance award);

➢	dividend equivalents, which entitle the holder of a “full-value” award (such as restricted stock, stock units, or performance awards payable in common stock) to cash payments equal to any dividends paid on the shares of stock underlying the award;

➢	other stock-based awards in the discretion of the Compensation Committee; and

➢	cash-based awards.

Shares Available for Awards

In 2012, stockholders approved an aggregate of 6,000,000 shares under the 2012 Incentive Plan. The current proposal will add 6,000,000 shares, for a total of 12,000,000 shares available under the 2012 Incentive Plan. This amount is reduced by the number of shares that have already been granted under the 2012 Incentive Plan, as discussed above. No further awards are being granted under any prior plans, and any prior plans sponsored by the Company shall remain in effect only so long as awards granted thereunder shall remain outstanding.

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Share Counting

The share counting provisions of the 2012 Incentive Plan provide that the following shares will be added back to the 2012 Incentive Plan share reserve and will again be available for issuance pursuant to awards granted under the 2012 Incentive Plan:  (i) unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) shares subject to awards settled in cash; (iii) shares withheld or repurchased from an award or delivered by a participant to satisfy minimum tax withholding requirements; (iv) shares delivered to the Company in satisfaction of the exercise price of an option; (v) shares originally subject to an option or SAR that are not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of the award; and (vi) shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals. In addition, substitute awards granted in connection with a merger will not count against the share reserve under the 2012 Incentive Plan.

Limitations on Individual Awards

The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2012 Incentive Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options (time vested)	2,000,000
SARs (time vested)	2,000,000
Performance Awards	2,000,000

The maximum aggregate amount awarded or credited with respect to cash-based awards under the 2012 Incentive Plan to any one participant in any 12-month period is $15,000,000.

Grants to Non-Employee Directors

Grants of awards to non-employee directors under the 2012 Incentive Plan will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.  Accordingly, the Compensation Committee may not make discretionary grants to non-employee directors under the 2012 Incentive Plan.

Section 162(m) and Performance Goals

All options and SARs granted under the 2012 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m).  The Compensation Committee may designate any other award granted under the 2012 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m).  If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	revenue
•	sales
•	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
•	earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
•	net income (before or after taxes, operating income or other income measures)
•	cash (cash flow, cash generation, working capital or other cash measures)
•	stock price or performance

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•	total stockholder return (stock price appreciation plus reinvested dividends)
•	return on equity
•	return on assets
•	return on investment
•	market share
•	improvements in capital structure
•	expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
•	business expansion or consolidation (acquisitions, divestitures, in-licensing, or product acquisitions)
•	market capitalization
•	clinical and regulatory milestones
•	corporate financing activities
•	supply, production and manufacturing milestones
•	corporate partnerships or strategic alliances

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.  The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: asset write-downs or impairment charges, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization and restructuring programs, extraordinary nonrecurring items as described in then-current accounting principles, extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, acquisitions or divestitures and foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries

A participant generally may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred without consideration to members of a participant’s immediate family, to trusts in which such immediate family members have more than 50% of the beneficial interest, to foundations in which such immediate family members (or the participant) control the management of assets, and to any other entity (including limited partnerships and limited liability companies) in which the immediate family members (or the participant) own more than 50% of the voting interest. In addition, the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control

Except as otherwise provided in the award certificate or any special 2012 Incentive Plan document governing an award, upon the occurrence of a change in control, (i) all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the effective date of the change in control based upon an assumed achievement of all relevant performance goals at the "target" level of performance as of the date of the change in control and the awards will payout on a prorata basis based upon the length of time within the performance period that has elapsed prior to the change in control.

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Discretionary Acceleration

Regardless of whether a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

In the event of a transaction between the Company and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2012 Incentive Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2012 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2012 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment

If the increase in shares at the 2015 annual stockholders meeting is approved, the 2012 Incentive Plan will terminate on the tenth anniversary of the date of the 2015 annual stockholders meeting. Otherwise, the 2012 Incentive Plan will terminate on the tenth anniversary of the date of the 2012 annual stockholders meeting. In either case, the Board or the Compensation Committee may, at any time and from time to time, amend, modify or terminate the 2012 Incentive Plan without stockholder approval; provided, however, that if an amendment to the 2012 Incentive Plan would, in the reasonable opinion of the Board or the Compensation Committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Compensation Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2012 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Compensation Committee may amend or terminate outstanding awards.  However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

Except as described above under “Adjustments,” the exercise price of an option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase an option for value from a participant if the current fair market value of the shares underlying the option is lower than the exercise price per share of the option.

Certain U.S. Federal Income Tax Effects

The following discussion is a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2012 Incentive Plan and the subsequent sale of common stock acquired under the 2012 Incentive Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

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Nonstatutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2012 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

Stock Appreciation Rights.  A participant receiving a stock appreciation right under the 2012 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards Payable in Cash.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established).  Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

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 Dividend Equivalents. A participant will recognize ordinary income, and the Company will be allowed a tax deduction, at the time the dividend equivalents are paid or payable.

Code Section 409A.  The 2012 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2012 Incentive Plan are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2012 Incentive Plan.

Benefits to Named Executive Officers and Others

Awards under the 2012 Incentive Plan are granted at the discretion of the Compensation Committee. Accordingly, future awards under the 2012 Incentive Plan are not determinable.

As of the record date, 5,884,834 shares of our common stock have been issued under the 2012 Incentive Plan (or remain subject to outstanding awards under the 2012 Incentive Plan) since its inception in 2012. The table below shows the number of shares issued, or subject to outstanding awards, under the Plan to the named executive officers and the other individuals and groups indicated.

Name and Position	Aggregate Number of Shares Subject to Options Granted under the Plan Since Plan Inception	Aggregate Number of Shares Subject to Restricted Stock or Stock Units Granted under the Plan Since Plan Inception

Michael S. Weiss Executive Chairman, Interim Chief Executive Officer and President	—	2,747,266

Sean A. Power Chief Financial Officer, Treasurer and Corporate Secretary	—	510,000

All Current Executive Officers as a Group	—	3,257,266

All Non-Employee Directors as a Group	—	426,353

All Employees as a Group (Excluding Executive Officers)		1,345,256

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 Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2014, regarding the securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	194	$971.70	126,000

Equity Compensation Plans Not Approved by Stockholders	-	-	-
Total	194	$971.70	126,000

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF AMENDED AND RESTATED 2012 INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR The adoption of the Proposed Amendment.

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ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2014 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: TG Therapeutics, Inc., 3 Columbus Circle, New York, New York 10019, Attn: Sean A. Power. You may also contact us at (212) 554-4484.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2016 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Sean A. Power, at 3 Columbus Circle, New York, New York 10019, no later than December 24, 2015. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to Sean A. Power, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 8, 2016, and no later than April 7, 2016. If a stockholder fails to provide timely notice of a proposal to be presented at our 2016 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2014, delivered to you together with this proxy statement, is hereby incorporated by reference.

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Exhibit A

Proposed Amendment

FIRST AMENDMENT

TO THE

TG THERAPEUTICS, INC.

AMENDED AND RESTATED 2012 INCENTIVE PLAN

THIS AMENDMENT to the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan (the “Plan”) is adopted effective as of the date indicated below.

WITNESSETH:

WHEREAS, TG Therapeutics, Inc. (the “Company”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 16.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan, subject to certain limitations, including stockholder approval for certain amendments; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, subject to and effective as of the date of stockholder approval hereof:

***********

Section 5.1 of the Plan is hereby amended by increasing the share reference in such section from 6,000,000 to 12,000,000 (a 6,000,000 increase in the overall share reserve), so that such section reads in its entirety as follows:

“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 12,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 12,000,000.”

***********

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan, as adopted by the Board on _______ __, 2015.

TG THERAPEUTICS, INC.

By: __________________________

Its: ___________________________

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Laurence Charney
02 Yann Echelard
03 William J. Kennedy
04 Kenneth Hoberman
05 Daniel Hume
06 Mark Schoenebaum, M.D.
07 Michael S. Weiss

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000246704_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

TG THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 4, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michael S. Weiss and Sean A. Power or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TG THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, EDT on June 4, 2015, at the offices of Alston & Bird, LLP, 90 Park Avenue, New York, NY 10016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000246704_2 R1.0.0.51160

Continued and to be signed on reverse side